UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01 Other Events.

On May 22, 2007, Host America Corp., its past and present directors and officers named as defendants, and the plaintiffs filed agreements to settle and fully resolve all claims against the Host America defendants in a federal securities class action and a related shareholders derivative action pending in the United States District Court for the District of Connecticut. The actions concern allegations stemming from a press release issued by the Company on July 12, 2005. The parties have asked the Court to grant preliminary approval of the settlements.  The settlements remain subject to additional contingencies, including final approval by the Court. If the settlement agreement is approved in its present form, the Host defendants will use all of the available proceeds from a directors and officers insurance policy to partially fund the settlement, and will release the carrier from further liability for claims concerning the Company’s July 12, 2005 press release.  The Company has not settled two other actions also concerning the July 12, 2005 press release, which remain pending in Connecticut Superior Court.  The settlement agreements are available to the public at the Clerk’s Office, United States District Court for the District of Connecticut, Abraham Ribicoff Federal Building, 450 Main Street, Hartford, CT 06103.  In addition, the documents may be obtained on-line through the United States Court’s PACER System, http://pacer.psc.uscourts.gov.  The case caption is Yorks v. Host America Corp., et al. (In re Host America Corp. Securities Litigation), Case No. 3:05-cv-01250 (VLB)(District of Connecticut).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: June 19, 2007	By: /s/ David Murphy
David Murphy
Chief Executive Officer

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